 As filed with the Securities and Exchange Commission on September ___, 1996
                                                       Registration No. 33-_____
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                            --------------------

                                  FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            --------------------

                           HANCOCK HOLDING COMPANY
           (Exact name of registrant as specified in its charter)


        MISSISSIPPI                                       64-0169065
(State or other jurisdiction of             (IRS Employer Identification Number)
incorporation or organization)


                              ONE HANCOCK PLAZA
                          GULFPORT, MISSISSIPPI  39501
                                 (601) 868-4000
               (Address, including zip code and telephone number,
       including area code, of registrant's principal executive offices)

                            --------------------

             HANCOCK HOLDING COMPANY 1996 LONG-TERM INCENTIVE PLAN
                              (Full Title of Plan)

         GEORGE A. SCHLOEGEL                              COPY TO:
     VICE CHAIRMAN OF THE BOARD                       JAMES R. MCILWAIN
       HANCOCK HOLDING COMPANY                         GENERAL COUNSEL
          ONE HANCOCK PLAZA                        HANCOCK HOLDING COMPANY
     GULFPORT, MISSISSIPPI 39501                      ONE HANCOCK PLAZA
           (601) 868-4000                        GULFPORT, MISSISSIPPI 39501
(Name, address, including zip code,                    (601) 868-4000
 and telephone number, including
 area code, of agent for service)


                            --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

         In accordance with the terms of the Hancock Holding Company 1996 Long-Term Incentive Plan

                            --------------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
             Title of each                    Amount          Proposed maximum       Proposed maximum
          class of securities                 to be            offering price           aggregate             Amount of
           to be registered               registered(1)          per unit(2)        offering price(2)     registration fee
- ---------------------------------------------------------------------------------------------------------------------------
Common Stock .......................         500,000              $37.00               $18,500,000            $6,379.31
===========================================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the last sales prices per share of the Common Stock on September 6, 1996.

                            --------------------

                                   PART I.


                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

       The information called for in Part I of Form S-8 is included in a Prospectus dated September 4, 1996, to be distributed to persons who are granted awards under the plan. This information is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                                   PART II.


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents heretofore filed by the Hancock Holding Company (the "Company") (file no. 33-43427) with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof pursuant to the Securities Exchange Act of 1934 ("Exchange Act"):

       1. The Company's Annual Report on Form 10-K for the year ended December 31, 1995 (including portions of the Company's Proxy Statement for the 1996 annual meeting of shareholders stated therein to be incorporated therein by reference);

       2. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 1996. (File Number 33-43427).

       3. All other documents filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995.

       4. The description of the Company's capital stock contained in the Company's Registration Statement on Form S-1, filed with the Commission on October 18, 1991, as amended (Registration Number 33-43427).

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

       The Company hereby undertakes to provide without charge to each person who has received a copy of the prospectus to which this registration statement relates, upon the written or oral request of any such person, a copy of the Company's Annual Report to Stockholders for its last fiscal year and a copy of any or all the documents that have been or may be incorporated by reference into this registration statement, other than exhibits to such documents (unless such exhibits are incorporated by reference). The Company hereby further undertakes to deliver or cause to be delivered to all participants in the Plan who do not otherwise receive such material, copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally, no later than the time such materials are first sent to its stockholders.

Item 4.  Description of Securities.

       Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

       The legality of the shares offered hereby has been passed upon by the law firm of Watkins Ludlam & Stennis, P.A., Jackson, Mississippi.

Item 6.  Indemnification of Directors and Officers.

       Miss. Code Ann. Section 79-4-8.50 et seq. provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and that he reasonably believed that conduct in his official capacity with the corporation was in the corporation's best interests and that in other cases, his conduct was not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

       The indemnification provisions of Miss. Code Ann. Section 79-4-8.50 et seq. are not exclusive; however, a corporation may not indemnify any person who is adjudged liable to the corporation in an action by or in the right of the corporation or who is adjudged liable on the basis that personal benefit was improperly received by him. A corporation has the power to obtain and maintain insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

       The Company's Articles of Incorporation and Bylaws provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of the Company to the full extent permitted by Mississippi law.

       The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

       Not Applicable.

Item 8.  Exhibits.

       3.1    Amended and Restated Articles of Incorporation dated February 9,
              1989.

       3.2    Amended and Restated Bylaws dated November 8, 1990.

       3.3 Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).

       3.4 Articles of Correction, filed with the Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).

       3.5 Articles of Amendment to the Articles of Incorporation of Hancock Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

       3.6 Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

       4 Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989).

       5      Opinion of Watkins Ludlam & Stennis, P.A.

       23.1   Consent of Deloitte & Touche, LLP

       23.2   Consent of Watkins Ludlam & Stennis, P.A. (contained in Exhibit
              5)

       24 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  Undertakings.

       5.     The Company hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     Provided, however, that paragraphs (a)(i) and (a)(ii) do
              not apply if the Registration Statement is on Form 3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       6. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors and officers of the Company and subsidiary companies pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on the 10th day of September, 1996.

                                        HANCOCK HOLDING COMPANY



                                        By: /s/ LEO W. SEAL, JR.
                                           -----------------------------------
                                           Leo W. Seal, Jr.
                                           President



                               POWER OF ATTORNEY

       Know all men by these presents, that each person whose signature appears below constitutes and appoints Leo W. Seal, Jr. and George A. Schloegel, and each or either of them, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


              Signature                   Title                      Date
              ---------                   -----                      ----

/s/ LEO W. SEAL, JR.              President and Director      September 10, 1996
- -----------------------------     (Principal Executive
Leo W. Seal, Jr.                  Officer)

/s/ JOSEPH F. BOARDMAN, JR.       Director, Chairman of       September 10, 1996
- -----------------------------     the Board
Joseph F. Boardman, Jr.


                                  Director                    September ____, 1996
- -----------------------------
Thomas W. Milner, Jr.


/s/ GEORGE A. SCHLOEGEL           Director                    September 10, 1996
- -----------------------------     Vice-Chairman of the
George A. Schloegel               Board


/s/ DR. HOMER C. MOODY, JR.       Director                    September 10, 1996
- -----------------------------
Dr. Homer C. Moody, Jr.


                                  Director                    September ____, 1996
- -----------------------------
James B. Estabrook, Jr.


/s/ CHARLES H. JOHNSON            Director                    September 10, 1996
- -----------------------------
Charles H. Johnson


                                  Director                    September ____, 1996
- -----------------------------
L. A. Koenenn, Jr.


                                  Director                    September ____, 1996
- -----------------------------
Victor Mavar


/s/ C. STANLEY BAILEY             Principal Financial         September 5, 1996
- -----------------------------     & Accounting Officer
C. Stanley Bailey

                                 EXHIBIT INDEX


  NUMBER                              ITEM DESCRIPTION
   3.1        Amended and Restated Articles of Incorporation dated February 9,
              1989.

   3.2        Amended and Restated Bylaws dated November 8, 1990.

   3.3        Articles of Amendment to the Articles of Incorporation of Hancock
              Holding Company, dated October 16, 1991 (filed as Exhibit 4.1 to the Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).

   3.4 Articles of Correction, filed with the Mississippi Secretary of State on November 15, 1991 (filed as Exhibit 4.2 to the
              Registrant's Form 10-Q for the quarter ended September 30, 1991, and incorporated herein by reference).

   3.5        Articles of Amendment to the Articles of Incorporation of Hancock
              Holding Company, adopted February 13, 1992 (filed as Exhibit 3.5 to the Registrant's Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).

   3.6 Articles of Correction, filed with Mississippi Secretary of State on March 2, 1992 (filed as Exhibit 3.6 to the Registrant's Form
              10-K for the year ended December 31, 1992, and incorporated herein by reference).

   4 Specimen stock certificate (reflecting change in par value from $10.00 to $3.33, effective March 6, 1989).

   5 Opinion of counsel as to the legality of the securities being registered.

   23.1       Consent of Deloitte & Touche LLP.

   23.2       Consent of counsel (included in Exhibit 5).

   24 Power of Attorney (included on the Signature Page attached hereto).